UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2012

COMPUTER SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia	22042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 876-1000

___________________________Not Applicable_______________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On December 1, 2012, Computer Sciences Corporation (“CSC”), CSC Credit Services, Inc., a wholly owned subsidiary of CSC (“CRSV”), Equifax Inc. (“EFX”) and Equifax Information Services LLC (“Equifax”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which CRSV will sell to Equifax (the “Transaction”) substantially all of its assets relating to the credit services unit which is responsible for various account management services, credit reporting services, customer acquisition services, mortgage credit services and related ancillary credit services (collectively, the “Credit Services Business”).
The purchase price to be paid by Equifax to CRSV pursuant to the Asset Purchase Agreement is approximately $1 billion in cash, subject to customary post-closing adjustments.
At the closing of the Transaction, (1) CSC will enter into a Non-Competition and Non-Solicitation Agreement with EFX and Equifax pursuant to which, among other things, CSC will agree not to compete with EFX and Equifax with respect to the Credit Services Business for a period of five years, (2) CSC will enter into a Transition Services Agreement with EFX and Equifax pursuant to which, among other things, such parties will provide certain post-closing transitional services to each other, and (3) an Operating Agreement Termination Agreement pursuant to which the parties will agree to the termination of the currently effective commercial agreements between them. In addition, concurrent with the signing of the Asset Purchase Agreement, CRSV and Equifax will enter into an Amendment Extending Time that will provide for an extension of certain optional put rights in favor of CRSV in the event that the Transactions do not close on a timely basis.
The Asset Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions. The completion of the Transaction is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Asset Purchase Agreement provides for the closing of the Transactions to occur not later than December 28, 2012, subject to the right of either party to extend the closing date to not later than March 31, 2013 in the event that closing conditions have not been satisfied by such date.
Item 7.01.    Regulation FD Disclosure.

On December 3, 2012, CSC issued a press release announcing the execution of the Asset Purchase Agreement and the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number		Description

10.1	—	Asset Purchase Agreement, dated as of December 1, 2012, by and among Computer Sciences Corporation, CSC Credit Services, Inc., Equifax Inc. and Equifax Information Services LLC.
99.1	—	Press Release dated December 3, 2012 issued by Computer Sciences Corporation (announcing the execution of the Asset Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 3, 2012	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number		Description

10.1	—	Asset Purchase Agreement, dated as of December 1, 2012, by and among Computer Sciences Corporation, CSC Credit Services, Inc., Equifax Inc. and Equifax Information Services LLC.
99.1	—	Press Release dated December 3, 2012 issued by Computer Sciences Corporation (announcing the execution of the Asset Purchase Agreement).